                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement           / / Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             Key Technology, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           [KEY TECHNOLOGY, INC. LOGO]


                                150 AVERY STREET
                          WALLA WALLA, WASHINGTON 99362
                               -------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                FEBRUARY 5, 1997
                               -------------------

To Our Shareholders:

         The Annual Meeting of Shareholders of Key Technology, Inc. (the "Company") will be held at 8:00 A.M. on February 5, 1997 at the offices of the Company, 150 Avery Street, Walla Walla, Washington 99362, for the following purposes:

         1.       To elect two directors of the Company;

         2.       To ratify the selection of auditors for fiscal 1997; and

         3. To transact such other business as may properly come before the meeting.

         Only holders of the Company's Common Stock at the close of business on December 4, 1996 are entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof. Shareholders may vote in person or by proxy. The accompanying form of proxy is solicited by the Board of Directors of the Company.

                                By Order of the Board of Directors

                                /s/ Gordon Wicher
                                ----------------------------
                                Gordon Wicher
                                Secretary


YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.


Walla Walla, Washington
January 6, 1997

                           [KEY TECHNOLOGY, INC. LOGO]


                                150 AVERY STREET
                          WALLA WALLA, WASHINGTON 99362
                               -------------------
                                 PROXY STATEMENT
                       1997 ANNUAL MEETING OF SHAREHOLDERS
                               -------------------

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Key Technology, Inc. (the "Company") of proxies to be voted at the 1997 Annual Meeting of Shareholders of the Company to be held at 8:00 A.M. on February 5, 1997 at the Company's executive offices located at 150 Avery Street, Walla Walla, Washington 99362, and at any adjournments or postponements thereof. If proxies in the accompanying form are properly executed, dated and returned prior to the voting at the meeting, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given on a properly executed and returned proxy, the shares of Common Stock represented thereby will be voted for the election of the directors, for ratification of the selection of auditors, and in support of the recommendations of management on such other business as may properly come before the meeting or any adjournments or postponements thereof.

         Any proxy may be revoked by a shareholder prior to its exercise upon written notice to the Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by the vote of a shareholder cast in person at the meeting. The cost of soliciting proxies will be borne by the Company. To assist in the proxy solicitation, the Company has engaged Allen Nelson & Company, Incorporated for a fee of $1,500.00 plus out-of-pocket expenses. In addition to solicitation by mail, proxies may be solicited personally by the Company's officers and regular employees or by telephone, facsimile transmission or express mail. The Company will reimburse brokerage houses, banks and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxies and proxy material to their principals. This proxy statement and the accompanying form of proxy are first being mailed to shareholders on or about January 6, 1997.


                                     VOTING

         Holders of record of the Company's Common Stock on December 4, 1996 will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. As of that date, there were 4,659,334 shares of Common Stock outstanding and entitled to vote, and a majority, or 2,329,668 of these shares, will constitute a quorum for the transaction of business. Each share of Common Stock entitles the holder to one vote on the election of each director and on any other matter that may properly come before the meeting. Shareholders are not entitled to cumulative voting in the election of either director.

                                     ITEM 1
                              ELECTION OF DIRECTORS

         The Board of Directors is comprised of six directors. The directors are divided into three classes, each of which is comprised of two directors. One class is elected each year for a three-year term. The two nominees for election as directors at this year's Annual Meeting, to serve until the Annual Meeting of Shareholders in 2000, or until their respective successors are elected and qualified, are Harold R. Frank and Edfred L. Shannon, Jr. Directors are elected by a plurality of the votes cast by holders of the shares entitled to vote in the election at a meeting at which a quorum is present.

         Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below. As with all matters to be voted upon, abstentions will be counted toward the quorum requirement for the meeting but will not be counted for or against any proposal, and broker non-votes will not be counted in determining whether a quorum is present and will not be counted either for or against the proposal at issue.

         If either nominee is unable or unwilling to serve as a director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the other nominee named without nomination of a substitute, or the Board may be reduced accordingly. The Board of Directors has no reason to believe that either of the nominees will be unwilling or unable to serve if elected a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. FRANK AND SHANNON.

         The following table sets forth certain information about each nominee for election to the Company's Board of Directors, each continuing director and each executive officer who is not also a director. Stock ownership information is shown elsewhere in this Proxy Statement under the heading Security Ownership of Certain Beneficial Owners and Management and is based upon information furnished by the respective individuals. The table sets forth the following, as of December 4, 1996: (i) age; (ii) all positions and offices held with the Company; (iii) the period of time served as a director or officer of the Company; and (iv) the expiration of his current term as a director of the Company.

                                                                                   HAS BEEN
                                                                                  A DIRECTOR      EXPIRATION OF
                                                                                  OR OFFICER         CURRENT
              NAME                  AGE                 POSITIONS                    SINCE            TERM
------------------------------------------------------------------------------------------------------------------
NOMINEES FOR ELECTION

Harold R. Frank+*                   72     Chairman of the Board and                 1983             1997
                                           Director

Edfred L. Shannon, Jr.+*            70     Director                                  1983             1997


+ Member of the Audit Committee
* Member of the Compensation Committee

                                                                                   HAS BEEN
                                                                                  A DIRECTOR      EXPIRATION OF
                                                                                  OR OFFICER         CURRENT
              NAME                  AGE                 POSITIONS                    SINCE            TERM
------------------------------------------------------------------------------------------------------------------
Directors Continuing in
Office

James H. Stanton                    52     Vice President-Product                    1983             1998
                                           Management, Specialized
                                           Conveying Systems and
                                           Director

Glenn A. Waller                     51     Vice President of Western                 1983             1998
                                           Region Sales and Director

Thomas C. Madsen                    49     President, Chief Executive                1983              1999
                                           Officer and Director

Gordon Wicher+                      50     Vice President-General                    1983              1999
                                           Manager of Specialized
                                           Conveying Systems, Secretary
                                           and Director



ADDITIONAL OFFICERS

Steven D. Evans                     49     Chief Financial Officer and               1991
                                           Vice President of Finance and
                                           Administration

Gary W. Kanegis                     50     Vice President of Sales and               1991
                                           Service

Vernon L. Perry                     62     Vice President of Quality                 1991
                                           Assurance

Richard J. Hebel                    45     Vice President of Corporate               1993
                                           Marketing and Business
                                           Development

Scott L. Mathews                    39     Vice President-General                    1996
                                           Manager of Automated
                                           Inspection Systems

+ Member of the Audit Committee
* Member of the Compensation Committee
                                        -------------------

         Mr. Frank, a founder of the Company, has been Chairman of the Company and a director since 1983. Mr. Frank is Chairman Emeritus and a director of Applied Magnetics Corporation, a producer of magnetic recording heads for the computer industry. He served as Chairman of Applied Magnetics Corporation from 1957 until 1995. Mr. Frank is also a director of Circon Corporation, a medical instruments company.

         Mr. Shannon, a founder of the Company, has served as a director of the Company since 1983. He is currently a private investor. Mr. Shannon joined Santa Fe International Corporation, an oil drilling and exploration company in 1953, and was President and Chief Executive Officer of Santa Fe International Corporation from 1963 to 1991. He served as non-executive Chairman from 1991 to 1993. Mr. Shannon is also a director of Edison International.

         Mr. Madsen, a founder of the Company, has been President and Chief Executive Officer of the Company and a director since 1983. He served in various executive capacities with the Company's predecessor from 1972, including President from 1980 to 1983, Vice President of Operations from 1979 to 1980 and Vice President of Engineering from 1975 to 1979.

         Mr. Wicher, a founder of the Company, has been Secretary and a director since 1983. In 1996 he became Vice President-General Manager of Specialized Conveying Systems. He served as Chief Financial Officer from 1983 to 1994, and as Vice President of Manufacturing from 1991 to 1996. Mr. Wicher served as Controller of the Company's predecessor from 1980 to 1983 and served from 1977 to 1980 as Controller of the telecommunications division of California Microwave, a communications equipment manufacturer.

         Mr. Stanton, a founder of the Company, has been Vice President-Product Management, Specialized Conveying Systems since 1994 and a director since 1983. He served as the Company's Vice President of Corporate Accounts from 1992 to 1994, and as Vice President of International Marketing from 1983 to 1992. Mr. Stanton served in various capacities with the Company's predecessor from 1972, including General Sales Manager from 1980 to 1983 and International Manager from 1977 to 1980.

         Mr. Waller, a founder of the Company, has served as Vice President of Western Region Sales since 1992 and has been a director since 1983. He served as Vice President/Manager of Optical Products Marketing and Sales from 1990 to 1992 and as Vice President/Product Engineering Manager from 1986 to 1990. He was Vice President of Engineering from 1983 to 1986. Mr. Waller served in various engineering management capacities with the Company's predecessor from 1972 to 1983.

         Mr. Evans has served as Chief Financial Officer since 1994. He has served as Vice President of Finance and Administration since joining the Company in 1991. From 1988 until 1990 he was employed as Vice President of Finance and Chief Financial Officer by NeuroCom International, Inc., a medical equipment manufacturer, and from 1986 until 1988, he served as Corporate Controller of Synektron Corp., a disk drive component manufacturer.

         Mr. Kanegis joined the Company in 1985 and served as Director of Optical Products until 1987. He was Director of Eastern Regional Sales from 1987 to 1991 and has served since that time as Vice President of Sales and Service. From 1979 to 1985, Mr. Kanegis was Vice President of Marketing of Spectron Engineering, a manufacturer of electro-optical instruments and machine vision systems for inspection of parts on manufactured goods.

         Mr. Perry has served as Vice President of Quality Assurance since 1991. He was the Company's Director of Quality Control from 1988 to 1991 and its Director of Customer Service/Quality Assurance from 1983 until 1988. He served as Director of Research and Development for the Company's predecessor from 1975 to 1982 and as its Product Sales Manager from 1982 to 1983.

         Mr. Hebel joined the Company in 1993 as Vice President of Marketing, and is currently Vice President of Corporate Marketing and Business Development. In 1996, the scope of Mr. Hebel's position was broadened to include Business Development as well as Corporate Marketing. From 1992 to 1993, he was a management consultant with Integral Management Resources, providing consulting services on marketing and strategic planning to food processing and packaging equipment companies. From 1988 to 1992, he served as Director of Marketing for INEX Vision Systems, a manufacturer of automated visual inspection systems.

         Mr. Mathews joined the Company in 1996 as Vice President-General Manager of Automated Inspection Systems. From 1982 to 1996, he worked for General Electric Medical Systems in several sales and marketing management capacities. Most recently, 1994 to 1996, he served as General Manager of Global Positron Emission Tomography, a business division of General Electric.

-------------------

         During the fiscal year ended September 30, 1996, the Board of Directors held four meetings. Each director attended all of the meetings of the Board of Directors.

         The Audit Committee consists of Messrs. Frank, Shannon and Wicher. The function of the Audit Committee is to recommend to the Board of Directors the appointment of the Company's independent public accountants, to review and approve the scope of the yearly audit and proposed budget for audit fees, to review the Company's internal controls and to consult with, and review recommendations made by, the accounting firm with respect to financial statements, financial records and internal controls, and to make such other recommendations to the Board of Directors as it deems appropriate from time to time. The Audit Committee met twice during fiscal 1996 and all members attended.

         The Compensation Committee consists of Messrs. Frank and Shannon. Mr. Madsen participates in meetings as an ex officio member. The Compensation Committee considers recommendations of the Company's management regarding the compensation of the senior executives of the Company, considers management's proposals regarding stock incentive grants and their consistency with policies established by the Board of Directors and administers the Company's 1996 Employees' Stock Option Plan. The Compensation Committee met twice during fiscal 1996 and all members attended.

         The Board of Directors does not have a standing nominating committee.

COMPENSATION OF DIRECTORS

         Members of the Board of Directors who are officers of the Company are not separately compensated for serving on the Board of Directors. Directors who are not officers of the Company are paid a fee of $1,250 per quarter, plus reimbursement of expenses.

                               -------------------

                             EXECUTIVE COMPENSATION

CASH AND NON-CASH COMPENSATION PAID TO CERTAIN EXECUTIVE OFFICERS

         The following table sets forth, for the fiscal years ended September 30, 1994, 1995 and 1996, compensation information with respect to the Company's
(a) Chief Executive Officer and (b) each of the four other most highly compensated executive officers, based on the salary and bonus earned during fiscal 1996.



                           SUMMARY COMPENSATION TABLE


                                                  ANNUAL COMPENSATION                         LONG-TERM
                                                                                             COMPENSATION
                                                                                                AWARDS
                                   ----------------------------------------------------------------------

                (a)                            (b)       (c)         (d)           (e)            (f)             (g)
                                                                                               SECURITIES
                                                                                               UNDERLYING
                                                                                 OTHER ANNUAL    OPTIONS/       ALL OTHER
    NAME AND PRINCIPAL POSITION                       Salary (1)    BONUS        COMPENSATION      SARS      COMPENSATION (2)
                                              Year       ($)         ($)             ($)           (#)            ($)
----------------------------------------------------------------------------------------------------------------------------
Thomas C. Madsen                              1996     242,033     100,101             *           25,000       1,712
    President and Chief Executive Officer     1995     214,100      85,101             *            8,000       2,035
                                              1994     201,368      15,000             *           10,000       2,982


Gordon Wicher                                 1996     148,388      40,101             *           15,000       1,853
    Vice President-General Manager,           1995     122,206      35,101             *            5,000       1,459
   Specialized Conveying Systems              1994     115,212       8,000             *            7,500       2,541


Gary W. Kanegis                               1996     120,052      52,101(3)          *           10,000      32,884(6)
    Vice President, Sales and Service         1995     104,469      41,101(4)          *            5,000      24,100(7)
                                              1994     100,676      15,000(5)          *            7,000      22,298(8)


Steven D. Evans                               1996     118,057      35,101             *           10,000         465
    Chief Financial Officer and Vice          1995     104,224      30,101             *            4,500         433
   President, Finance and Administration      1994      99,783       8,000             *            6,000         494


Richard J. Hebel                              1996     108,888      35,101             *            8,000         258
   Vice President, Corporate Marketing        1995      95,765      27,101             *            4,000         217
   and Business Development                   1994      89,233       8,000             *            6,000         225


  ------------------
*Benefits and perquisites received totaled less than 10% of combined salary and bonus.

(1) Includes amounts deferred by the executive officers under the Company's 401(k) plan.

(2) Excludes amounts to be contributed by the Company under the Company's 401(k) profit sharing plan. Includes term life insurance premiums.

(3)      Includes a $12,000 incentive bonus outside the Management Incentive
         Plan.

(4)      Includes a $9,000 incentive bonus outside the Management Incentive
         Plan.

(5)      Includes a $3,000 incentive bonus outside the Management Incentive
         Plan.

(6)      Includes a phantom stock payment of $32,385 deferred from prior years.

(7)      Includes a phantom stock payment of $23,658 deferred from prior years.

(8)      Includes a phantom stock payment of $21,804 deferred from prior years.

STOCK OPTIONS GRANTED TO CERTAIN EXECUTIVE OFFICERS DURING LAST FISCAL YEAR

         The following table sets forth certain information regarding options for the purchase of the Company's Common Stock that were awarded to the Company's (a) Chief Executive Officer and (b) each of the four other most highly compensated executive officers.



                        OPTION/SAR GRANTS IN FISCAL 1996


                                                                                              POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED
                                                                                                ANNUAL RATES OF
                                                                                                  STOCK PRICE
                                                                                                  APPRECIATION
                                     Individual Grants                                          FOR OPTION TERMS
----------------------------------------------------------------------------------------------------------------------

        (a)                 (b)                (c)               (d)             (e)            (f)          (g)
                         NUMBER OF
                         SECURITIES         % OF TOTAL
                         UNDERLYING          OPTIONS/
                          OPTIONS/         SARS GRANTED      EXERCISE OR
                            SARS         TO EMPLOYEES IN      BASE PRICE      EXPIRATION
        NAME             GRANTED (#)        FISCAL YEAR         ($/SH)           DATE         5% ($)       10% ($)
---------------------------------------------------------------------------------------------------------------------
Thomas C. Madsen           25,000             14.2%             $22.50         5/08/06         $353,751     $896,478

Gordon Wicher              15,000              8.5%             $22.50         5/08/06         $212,249     $537,886

Gary W. Kanegis            10,000              5.7%             $22.50         5/08/06         $141,500     $358,591

Steven D. Evans            10,000              5.7%             $22.50         5/08/06         $141,500     $358,591

Richard J. Hebel            8,000              4.5%             $22.50         5/08/06         $113,200     $286,873


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                   NUMBER OF SECURITIES                 VALUE OF UNEXERCISED
                                                 UNDERLYING UNEXERCISED                 IN-THE-MONEY OPTIONS
                                                  OPTIONS AT FY-END (#)                   AT FY-END($) (1)
                                                 ---------------------------------------------------------------------
                       SHARES
                     ACQUIRED ON       VALUE
       NAME          EXERCISE (#)   REALIZED ($)     EXERCISABLE     UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
----------------------------------------------------------------------------------------------------------------------
Thomas C. Madsen           0              0             7,000            36,000         $127,200         $293,600

Gordon Wicher              0              0             5,000            22,500         $ 95,000         $198,750

Gary W. Kanegis            0              0            13,750            19,250         $254,415         $207,975

Steven D. Evans            0              0            10,625            17,875         $194,012         $183,137

Richard J. Hebel         1,500         $10,688          2,500            14,000         $ 46,750         $143,000

  ------------------

(1) The dollar values were calculated by determining the difference between the closing market price of the securities underlying the options at fiscal year end, September 30, 1996, and the exercise price of the options.


           REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

         With respect to fiscal 1996, the Compensation Committee, who are non-employee members of the Board of Directors, reviewed and assumed responsibility for oversight of the determination of the salary, incentive and stock option compensation for the executive officers of the Company. The two members of the Compensation Committee are not eligible to participate in any of the incentive compensation plans, but will receive nondiscretionary grants under the 1996 Employees' Stock Option Plan. Mr. Madsen makes recommendations to the members of the Compensation Committee regarding the compensation of the other executive officers of the Company, but does not participate in the determination of his own compensation. As used in this report, the term "Compensation Committee" refers to Messrs. Frank and Shannon.

         It is the Company's policy to offer competitive compensation opportunities for its employees based on a combination of factors, including corporate performance, business unit performance and the individual's personal contribution to the business. With respect to fiscal 1996, the Compensation Committee did not consider or adopt compensation policies for the President that were different from the compensation policies considered and adopted for the executive officers as a group.

         There are three basic elements to executive officer compensation: base salary, management incentive compensation, and stock incentives in the form of stock options granted at market value.

         Base Salary

         In reaching the determinations concerning fiscal 1996 executive officer base salaries, the Compensation Committee considered the recommendations of the President, individual performance and the Company's financial performance. Among other factors, the recommendations of the President were based upon review of competitive compensation information published by the American Electronics Association, the Cascade Employers' Association, and information provided by an independent compensation consultant. In making his recommendations, the President compared the Company to a self-selected group of companies of similar size and considered compensation only for executives with similar job descriptions. Compensation recommendations were targeted to fall at the mid-point of the comparative group. The comparative group companies considered for compensation purposes are not the same as the peer companies utilized in the Stock Performance Graph included elsewhere herein because the President believes the Company's most direct competitors for executives are not necessarily the same companies that would be included in a peer group established to compare shareholder return.

         In addition to the recommendations of the President, the Compensation Committee considered its own assessment of the individual performance of the executives and its own subjective assessment of the Company's overall financial performance. There is no fixed relationship between base salary and corporate performance or between base salary and the competitive range of salaries that may be offered by competitive companies. The members of the Compensation Committee consider their business judgment in light of their experience to be an important factor in establishing executive compensation. After consideration of the foregoing factors, the Compensation Committee established an approximately
9.5 percent increase in base salary for Mr. Madsen and approved salary increases recommended for the other named executive officers averaging approximately 9.0 percent over prior base salary.

         Management Incentive Compensation

         The Company's bonus program, in the form of its Management Incentive Plan, is designed to tie executive compensation to the Company's performance. The program blends objective factors for funding the Management Incentive Plan with subjective evaluations of each participant's contributions to the success of the Company.

         Funding of the Management Incentive Plan bonus pool is based on three factors: (1) new bookings; (2) profitability; and (3) return on net assets. For each of these three factors, the Company establishes annual goals for the eligible group of executives and other employees. An amount equal to 10 percent of the salary pool is added to the bonus pool for each of the three factors if the Company achieves the maximum goals. Therefore, a maximum of 30 percent of the salary pool could be added to the bonus pool with respect to a particular fiscal year. If the Company attains a certain level of performance but does not reach the stated goal, an amount equal to the corresponding proportion of the salary pool will be added to the Management Incentive Plan bonus pool.

         The participants in the Management Incentive Plan are selected on the basis of perceived contribution to the success of the Company by the Compensation Committee upon the recommendation of the President. The amount of base salaries eligible for the Management Incentive Plan bonus pool for fiscal 1996 was $1,650,000. Therefore, the maximum amount allocable to the Incentive Plan was $495,000.

         The President makes recommendations to the Compensation Committee concerning distribution of the Management Incentive Plan bonus pool funds. The recommendations are based on the participants' contributions to the Company for the fiscal year, giving primary consideration to the same factors used in determining the funding of the Management Incentive Plan bonus pool.

         The Compensation Committee may amend, modify or approve the recommended distributions. In fiscal 1996, the Company's booked orders, profitability, and return on net assets were in excess of the minimum level to qualify for funding of the Management Incentive Plan. The Compensation Committee approved a funding level for the Management Incentive Plan bonus pool of $495,000 and approved distributions to the President and other named executives in the form of bonus payments averaging 37 percent of base salary. In determining Management Incentive Plan distributions, the Compensation Committee did not consider any deferred compensation which might be payable to an executive officer under the Company's former Phantom Stock Plan that was terminated in 1988.

         Stock Incentive Compensation

         The Board of Directors believes that stock ownership by executive officers and key employees provides valuable incentives for such persons to benefit as the Company's Common Stock price increases and that stock option-based incentive compensation arrangements help align the interests of executives, employees and shareholders. To facilitate these objectives, the Board of Directors, since 1989, has granted stock options to executive officers and key employees through the 1996 Employees' Stock Option Plan (the "Plan").

         Pursuant to this Plan, 43 individuals were granted options during fiscal 1996 to purchase 176,200 shares at a price equal to fair market value at the date of grant. In determining the number of options granted to executive officers, the Board of Directors considered the person's opportunity to affect the share price of the Company's Common Stock, the level of the person's performance based on past performance and the anticipated incentive effect of the number of options granted. The grants provided that one-quarter of such options were to become exercisable one year from the date of grant and one-quarter on the anniversary date of the original grant in each of the Company's next three succeeding fiscal years. The options have a ten-year term. For additional information regarding stock option grants and exercises see the "Option/SAR Grants in Fiscal 1996," "Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values," and "Summary Compensation" tables included elsewhere herein.

         Messrs. Frank and Shannon, and the other directors, believe that the policies and plans described above provide competitive levels of compensation and effectively link executive and shareholder interests. Moreover, the directors believe such policies and plans are consistent with the long-term investment objectives appropriate to the business in which the Company is engaged.

                     Respectfully submitted,


                     Harold R. Frank           Gordon Wicher
                     Edfred L. Shannon         James H. Stanton
                     Thomas C. Madsen          Glenn A. Waller

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Mr. Madsen, the President and Chief Executive Officer, is not a voting member but does participate as an ex officio member of the Compensation Committee. To the extent the responsibilities of the Compensation Committee were performed by the Board of Directors, each of Messrs. Wicher, Stanton and Waller, who are all both directors and executive officers of the Company, did not participate in the deliberations regarding executive officer compensation.

                             STOCK PERFORMANCE GRAPH

                COMPARISON OF 38 MONTH CUMULATIVE TOTAL RETURN*
                AMONG KEY TECHNOLOGY, INC., THE S & P 500 INDEX,
               THE NASDAQ STOCK MARKET-US INDEX AND A PEER GROUP


                                    [GRAPH]


                                      7/23/93     9/93      9/94      9/95      9/96
                                      -------     ----      ----      ----      ----
KEY TECHNOLOGY, Inc.                    100       103        58       146       294

PEER GROUP                              100       110       122       169       178

S & P 500                               100       104       107       139       167

NASDAQ STOCK MARKET-US                  100       135       137       189       224



*        $100 INVESTED ON 7/23/93 IN STOCK OR INDEX - INCLUDING
         REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING
         SEPTEMBER 30.

         PEER GROUP CONSISTS OF: COGNEX CORP., DURIRON CO., INC., MTS SYSTEMS CORP., NORDSON CORP., THERMO ELECTRON CORP., BALDWIN TECHNOLOGY CO., INC., CEM CORP., IDEX CORP., PERCEPTRON, INC., FLIR SYSTEMS, INC., FIGGIE INTERNATIONAL, INC., FLOW INTERNATIONAL CORP., FMC CORP. (RECOGNITION INTERNATIONAL, INC. IS NOT INCLUDED IN THE PEER GROUP AS THEY ARE NO LONGER TRADING.)

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information, as of December 4, 1996, with respect to the beneficial ownership of the Company's Common Stock (the only class of shares of outstanding voting securities of the Company) by each director or nominee for director, by each named executive officer, by all directors and officers as a group, and by each person who is known to the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock. Unless otherwise indicated, each person has sole voting power and sole investment power.

                                            AMOUNT AND NATURE
        NAME AND ADDRESS OF                   OF BENEFICIAL               PERCENT OF
          BENEFICIAL OWNER                      OWNERSHIP                    CLASS
--------------------------------------------------------------------------------------------
Thomas C. Madsen                               500,821 (1)                   10.7
    150 Avery Street
    Walla Walla, Washington  99362

Gordon Wicher                                  225,406 (1)                    4.8
    150 Avery Street
    Walla Walla, Washington  99362

Glenn A. Waller                                118,553 (1)                    2.5
    150 Avery Street
    Walla Walla, Washington  99362

James H. Stanton                               123,518 (1)                    2.6
    150 Avery Street
    Walla Walla, Washington  99362

Harold R. Frank                                230,000 (1)                    4.9
    6054 La Goleta
    Goleta, California  93117

Edfred L. Shannon, Jr.                          25,000 (1)                     *
    1000 South Fremont Avenue
    Alhambra, California  91802

James A. Frank                                   298,927                      6.4
    336 S. Fairview Avenue
    Goleta, California  93117

Robert K. Frank                                  430,000                      9.2
    P.O. Box 202
    Los Alamos, California  93440

Gary W. Kanegis                                14,374 (1)                      *
    150 Avery Street
    Walla Walla, Washington  99362

Steven D. Evans                                12,685 (1)                      *
    150 Avery Street
    Walla Walla, Washington  99362

Richard J. Hebel                                2,500 (1)                      *
     150 Avery Street
     Walla Walla, Washington  99362

Michael L. Shannon                             334,200 (2)                    7.2
     1000 South Fremont Avenue
     Alhambra, California  91803-1366

Bruce L. Shannon                                 315,000                      6.8
     1501 Tucker Court
     Liberal, Kansas  67901

Kathryn S. Johnson                               320,000                      6.9
     01017 Southwest Comus Street
     Portland, OR  97219

All executive officers and directors as         1,265,292                    27.2
a group (11 persons)

  ------------------

*Less than one percent.

(1) Includes shares purchasable under options exercisable within 60 days in the following amounts:

         Gary W. Kanegis      13,750         Edfred L. Shannon Jr.     5,000
         Steven D. Evans      10,625         Harold R. Frank           5,000
         Thomas C. Madsen      7,000         Gordon Wicher             5,000
         Richard J. Hebel      2,500         James H. Stanton          2,500
         Glenn A. Waller       2,750

(2) Includes 15,000 shares owned by a trust, the beneficiaries of which are the children of Michael L. Shannon. Mr. Shannon disclaims beneficial ownership of these shares.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than ten percent beneficial owners are required by Commission regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

         Based solely on the Company's review of the copies of such forms it received and written representations from reporting persons required to file reports under Section 16(a), to the Company's knowledge all of the section 16(a) filing requirements applicable to such persons with respect to fiscal 1996 were complied with except (1) Mr. Robert K. Frank, at the time a beneficial owner of more than ten percent of the common stock of the Company, filed one report in fiscal 1996 covering the sale of 15,000 shares in fiscal 1995; (2) Mr. Bruce L. Shannon, at the time a joint beneficial owner of more than ten percent of the common stock of the Company, filed one late report covering the sale of 11,000 shares; (3) Mr. Madsen filed one late report with respect to a grant of stock options; and (4) Mr. Wicher filed one late report with respect to the sale of 10,000 shares and filed one late report with respect to a grant of stock options.


                                     ITEM 2
                      RATIFICATION OF SELECTION OF AUDITORS

         The Board of Directors has selected Deloitte & Touche LLP, independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending September 30, 1997. Deloitte & Touche LLP has acted as independent public accountants for the Company since 1985. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

         Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the 1997 fiscal year.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 1997 FISCAL YEAR.


                                 OTHER BUSINESS

         Management knows of no other matters that will be presented for action at the Annual Meeting. However, the enclosed proxy gives discretionary authority to the persons named in the proxy in the event that any other matters should be properly presented to the meeting.

         Shareholders may only bring business before an annual meeting if the shareholder proceeds in compliance with the Company's Restated Bylaws. For business to be properly brought before the 1997 Annual Meeting by a shareholder, notice of the proposed business must be given to the Secretary of the Company in writing on or before the close of business on January 16, 1997. The notice to the Secretary must set forth as to each matter that the shareholder proposes to bring before the meeting: (a) a brief description of the business; (b) the shareholder's name and address as they appear on the Company's books; (c) the class and number of shares beneficially owned by the shareholder; and (d) any material interest of the shareholder in such business. The presiding officer at any annual meeting shall determine whether any matter was properly brought before the meeting in accordance with the above provisions. If he should determine that any matter has not been properly brought before the meeting, he will so declare at the meeting and any such matter will not be considered or acted upon.


                              SHAREHOLDER PROPOSALS

         To be eligible for inclusion in the Company's proxy materials for the 1998 Annual Meeting of Shareholders, a proposal intended to be presented by a shareholder for action at that meeting must, in addition to complying with the shareholder eligibility and other requirements of the Securities and Exchange Commission's rules governing such proposals, be received not later than September 6, 1997 by the Secretary of the Company at the Company's principal executive offices, 150 Avery Street, Walla Walla, Washington 99362.

                               -------------------

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU EXPECT TO BE PRESENT IN PERSON, YOU ARE RESPECTFULLY REQUESTED TO MARK, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

                                    Respectfully submitted,

                                    By order of the Board of Directors,

                                    /s/  Gordon Wicher

                                    Gordon Wicher
                                    Secretary



Dated:  January 6, 1997

                                      KEY TECHNOLOGY, INC.

                       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        ANNUAL MEETING OF SHAREHOLDERS, FEBRUARY 5, 1997

                     The undersigned hereby appoints Thomas C. Madsen and Gordon
                 Wicher, and each of them, proxies with full power of
                 substitution, to represent and vote, as designated below, on behalf of the undersigned, all shares which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of
  PLEASE         KEY TECHNOLOGY, INC. on February 5, 1997, and any adjournment
   MARK,         or postponement thereof. A majority of the proxies or
   DATE,         substitutes present at the meeting, or if only one person shall
   SIGN          be present then that one, may exercise all powers granted
    AND          hereby.
  RETURN
   THIS          PROPOSAL TO ELECT HAROLD R. FRANK AND EDFRED L. SHANNON, JR. AS
   PROXY         DIRECTORS
  IN THE
 ENCLOSED        (TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
 ENVELOPE        STRIKE OUT THAT NOMINEE'S NAME ABOVE.):

                       [ ]  FOR          [ ]  AGAINST         [ ]  ABSTAIN

                 PROPOSAL TO RATIFY SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE 1997 FISCAL YEAR:

                       [ ]  FOR          [ ]  AGAINST         [ ]  ABSTAIN

                          (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

           THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE ABOVE MATTERS, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR, AND FOR APPROVAL OF THE SELECTION OF AUDITORS. IN ADDITION, THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

                                                Dated: , 1997

                                                --------------------------------

                                                --------------------------------
                                                    Signature or Signatures

                                                Please sign above exactly as
                                                your name or names appear on
                                                this card. If more than one name
                                                appears, all should sign.
                                                Persons signing as executor,
                                                administrator, trustee,
                                                guardian, corporate officer or
                                                in any other official or
                                                representative capacity, should
                                                also provide full title.